Exhibit 10.2
JPMORGAN CHASE BANK, N.A.
REVOLVING LOAN NOTE

$25,000,000.00	June 30, 2009
Chicago, Illinois
     FOR VALUE RECEIVED, FUEL TECH, INC., a Delaware corporation (together with permitted successors, herein called “Maker”), promises to pay to the order of JPMorgan Chase Bank, N.A. (“Payee”), at the office of JPMorgan Chase Bank, N.A., in Chicago, Illinois, in immediately available funds and in lawful money of the United States of America, the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the rate or rates provided in that certain Credit Agreement (as amended, supplemented, restated or replaced from time to time, the “Credit Agreement”) dated as of June 30, 2009 among Maker and Payee. Any term defined in the Credit Agreement which is used in this note and which is not otherwise defined in this note shall have the meaning ascribed to it in the Credit Agreement.
     1. Credit Agreement; Advances. This note has been issued pursuant to the terms of the Credit Agreement, and is the Revolving Note referred to in the Credit Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Credit Agreement. Reference is hereby made to the Credit Agreement for all purposes. Payee is entitled to the benefits of the Credit Agreement. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or permitted prepayments made on this note and by or for the account of Maker. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder’s records; provided, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker’s obligations or any holder’s rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker’s entitlement to credit for that payment as of the date received by the holder.
     2. Mandatory Payments of Principal and Interest.
     (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable monthly and on the Maturity Date as provided in the Credit Agreement.
     (b) On the Maturity Date, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be finally due and payable.
     (c) The Credit Agreement provides for prepayments of the indebtedness evidenced hereby upon terms and conditions specified therein.

     3. Default. The Credit Agreement provides for the acceleration of the maturity of this note and other rights and remedies upon the occurrence of certain events specified therein.
     4. Waiver by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty at any time existing or by the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.
     5. Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.
     6. Choice of Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF ILLINOIS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.
     7. Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and permitted assigns of Maker and Payee.
     8. Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note (absent manifest error).
     9. Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.
     10. Revolving Loan. Subject to the terms and provisions of the Credit Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Maturity Date. Maker may borrow, repay and reborrow hereunder, and except as set forth in the Credit Agreement there is no limitation on the number of advances to be made hereunder.
[SIGNATURE PAGE TO FOLLOW]
JPMorgan Chase Bank, N.A.
Revolving Loan Note

FUEL TECH, INC., a Delaware corporation,
By:	/s/ John P. Graham
	Name:	John P. Graham
	Title:	Chief Financial Officer

Signature Page to $25,000,000 Revolving Loan Note
payable to JP Morgan Chase Bank, N.A.